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                                                                    EXHIBIT 10.8


                            INDEMNIFICATION AGREEMENT

         This INDEMNIFICATION AGREEMENT (this "Agreement") is dated as of June 24, 1996 among CENTRAL FINANCIAL ACCEPTANCE CORPORATION, a Delaware corporation ("CFAC"), BANNER'S CENTRAL ELECTRIC, INC., a California corporation ("BCE"), and BANNER HOLDINGS, INC., a Delaware corporation ("BHI").

         WHEREAS, concurrently herewith, CFAC, BCE and BHI have entered into a Reorganization Agreement dated as of the date hereof pursuant to which CFAC will acquire the consumer finance business of BHI and BCE (the
"Reorganization");

         WHEREAS, CFAC has filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the issuance and sale by CFAC of up to 2,127,000 shares of its common stock, par value of $.01 per share;

         WHEREAS, concurrently herewith, CFAC, BCE and BHI have entered into various additional agreements for the purpose of defining the ongoing relationship among the parties following the Reorganization;

         WHEREAS, CFAC, BCE and BHI desire to enter into this Agreement to indemnify one another (and provide for contribution to one another) against liabilities arising from the operation of the parties' respective businesses after the Reorganization.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the parties agree as follows:

         1.  Indemnification.

         (a) CFAC agrees to indemnify and hold harmless BCE and its subsidiaries following the Reorganization (collectively and individually, "Banner") and BHI and its subsidiaries following the Reorganization (collectively and individually, "Holdings") against any and all claims, losses, damages, liabilities, costs and expenses, joint or several (including reasonable attorneys' fees and costs of investigation), to which Banner or Holdings may become subject insofar as such claims, losses, damages, liabilities, costs and expenses (or actions in respect thereof) arise from or are based on the operations of the business of CFAC and its subsidiaries following the Reorganization (collectively and individually, "Central"); provided, however, that neither Banner nor Holdings shall be indemnified hereunder for liabilities arising from either party's intentional misconduct or gross negligence or to the extent any liability arises from a breach by Banner or Holdings of a fiduciary duty owed by Banner or Holdings to other stockholders of CFAC.

         (b) BCE and BHI, jointly and severally, agree to indemnify and hold harmless Central against any and all claims, losses, damages, liabilities, costs and expenses, joint or several (including reasonable attorneys' fees and costs of investigation), to which Central may become
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subject insofar as such claims, losses, damages, liabilities, costs or expenses
(or actions in respect thereof) arise from or are based on the operations of the businesses of Banner or Holdings, other than the business of Central before or after the Reorganization.

         (c) CFAC agrees to indemnify and hold harmless each of Banner and Holdings against any all claims, losses, damages, liabilities, costs and expenses, joint or several (including reasonable attorneys' fees and costs of investigation) to which Banner or Holdings may become subject insofar as such claims, losses, damages, liabilities, costs or expenses (or actions in respect thereof) arise from or are based on guarantees or undertakings made by Banner or Holdings to third parties in respect of liabilities or obligations of Central, whether such guarantees or undertakings are made by Banner or Holdings before or after the Reorganization; provided, however, that neither Banner nor Holdings shall be indemnified hereunder for liabilities arising from either party's intentional misconduct or gross negligence or to the extent any liability arises from a breach by Banner or Holdings of a fiduciary duty owed by Banner or Holdings to other stockholders of Central; provided, further, however, that if the events giving rise to a particular claim, loss, damage, liability, cost or expense occurred prior to the Reorganization, neither Banner nor Holdings shall be indemnified pursuant to this Section.

         2.    Substitution.

         (a) With respect to any litigation, proceeding or investigation by or before any court or governmental agency or body which may be commenced or threatened against Banner or Holdings after the date hereof which arises out of or is based upon the business or operations of Central following the Reorganization, at the option of Banner or Holdings, as the case may be, Central and Banner or Holdings shall use their best efforts to have Central substituted in the place of and for Banner or Holdings and to have Banner or Holdings removed as a party as promptly as is reasonably practicable. Pending such substitution, and in cases where such substitution cannot be effected, Central shall promptly assume and direct the defense, prosecution and/or settlement of the claims involved, employing for this purpose counsel satisfactory to each of Banner and Holdings, and shall pay all expenses related thereto. To the extent that any such expenses are paid by Banner or Holdings, Central shall promptly reimburse such party therefor.

         (b) With respect to any litigation, proceeding or investigation by or before any court or governmental agency or body which may be commenced or threatened against Central after the date hereof which arises out of or is based upon the past, present or future business or operations of Banner or Holdings, at Central's option, Central and Banner and Holdings shall use their best efforts to have Banner or Holdings or both substituted in the place of and for Central and to have Central removed as a party as promptly as is reasonably practicable. Pending such substitution, and in cases where such substitution cannot be effected, Banner or Holdings shall promptly assume and direct the defense, prosecution and/or settlement of the claims involved, employing for this purpose counsel satisfactory to Central, and shall pay all


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expenses related thereto. To the extent that any such expenses are paid by
Central, Banner or Holdings shall promptly reimburse Central therefor.

         3. Notice and Payment of Claims. If any party entitled to indemnification hereunder (an "Indemnified Party") is threatened in writing with any claim, or any claim is presented in writing to, or any action or proceeding formally commenced against, an Indemnified Party which may give rise to the right of indemnification hereunder, the Indemnified Party will promptly give written notice thereof to the other party (the "Indemnifying Party"), provided that any delay by the Indemnified Party in so notifying the Indemnifying Party shall not relieve the Indemnifying Party of any liability to the Indemnified Party hereunder except to the extent the Indemnifying Party is materially and adversely prejudiced by such delay. The Indemnifying Party, by delivery of written notice to the Indemnified Party within 30 days of receipt of notice of claim to indemnity from the Indemnified Party, may elect to contest such claim, action or proceeding at the Indemnifying Party's expense and by counsel of its own choosing. If the Indemnified Party requests in writing that such claim, action or proceeding not be contested, then it shall not be contested but shall not be covered by the indemnities provided herein. The Indemnifying Party may settle an indemnifiable matter which it has duly elected to contest with the consent of the Indemnified Party after delivering a written description of the proposed settlement to, and receiving consent from, the Indemnified Party. In the event that the Indemnified Party declines to consent to a bona fide settlement acceptable to the claimant, then the Indemnified Party shall have no right to indemnification beyond the amount of the proposed settlement.

         4. Dispute Resolution. In an effort to resolve informally and amicably any claim or controversy arising out of or related to the interpretation or performance of this Agreement without resorting to litigation, each party shall first notify the others of any difference or dispute hereunder that requires resolution. BCE, BHI and CFAC shall each designate an employee to investigate, discuss and seek to settle the matter among them. If they are unable to settle the matter within 30 days after such notification, the matter shall be submitted to a director of each of BCE, BHI and CFAC for consideration. If settlement cannot be reached through their efforts within an additional 30 days, or such longer time period as they shall agree upon, CFAC, on the one hand, or BCE and BHI, on the other hand, may initiate legal proceedings to resolve such matter.

         5. Cooperation. So long as any books, records and files retained by either Banner or Holdings relating to the business operations or assets of Central remain in existence and available, Central shall have the right upon prior notice to inspect and copy the same at any time during business hours for any proper purpose. Neither Banner nor Holdings shall destroy or permit the destruction of (without first having offered to deliver to the other) any such books, records and files for the time period during which they would be required to retain such books, records or files by applicable law. Banner, Holdings and Central shall cooperate with one another in a timely manner in any administrative or judicial proceeding involving any matter affecting the potential liability of any such party or with respect to any governmental authority. Such


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cooperation shall include, without limitation, making available to each of the other parties, during normal business hours, all books, records and information, officers and employees (without substantial interruption of employment) necessary or useful in connection with any inquiry, audit, investigation or dispute, any litigation or any other matter requiring any such books, records, information, officers or employees for any reasonable business purpose. The party requesting or otherwise entitled to any books, records, information, officers or employees pursuant to this Section shall bear all reasonable out-of-pocket costs and expenses (except reimbursement of salaries, employee benefits and general overhead) incurred in connection with providing such books, records, information, officers or employees.

         6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement may not be assigned or delegated by any party without the consent of the other parties.

         7. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing (including telecopier or similar writing) and shall be deemed to have been given at the time when mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, or sent by Federal Express or other similar overnight courier service, addressed to the appropriate party at 5480 East Ferguson Drive, Commerce, California 90022, Attention: Secretary, or to such changed address as such party may have fixed by notice or, if given by telecopier, when such telecopy is transmitted and the appropriate answerback is received.

         8. Governing Law. This Agreement shall be governed by the laws of the State of California without giving effect to the principles of conflicts of law.

         9. Entire Agreement. This Agreement sets forth the entire agreement among the parties with respect to its subject matter. This Agreement may not be amended or otherwise modified except in writing duly executed by all of the parties. No waiver of any provision or breach of this Agreement shall be effective unless such waiver is in writing and signed by the party against which enforcement of such waiver is sought. A waiver by any party of any breach or violation of this Agreement shall not be deemed or construed as a waiver of any subsequent breach or violation thereof.

         10. Severability. Should any part, term or condition hereof be declared illegal or unenforceable or in conflict with any other law, the validity of the remaining portions or provisions of this Agreement shall not be affected thereby, and the illegal or unenforceable portions of the Agreement shall be and hereby are redrafted to conform with applicable law, while leaving the remaining portions of this Agreement intact.

         11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.


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         12.   Headings.  Section headings are for convenience only and do not control or affect the meaning or interpretation of any terms or provisions of this Agreement.

         IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

                                      CENTRAL FINANCIAL ACCEPTANCE CORPORATION

                                      By /s/ GARY M. CYPRES
                                        ----------------------------------------
                                         Gary M. Cypres
                                         Chief Executive Officer and President

                                      BANNER'S CENTRAL ELECTRIC, INC.


                                      By /s/ GARY M. CYPRES
                                        ----------------------------------------
                                         Gary M. Cypres
                                         Chief Executive Officer and President


                                      BANNER HOLDINGS, INC.


                                      By /s/ GARY M. CYPRES
                                        ----------------------------------------
                                         Gary M. Cypres
                                         Chief Executive Officer and President




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